UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (Amendment No. )

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

                           CHECK THE APPROPRIATE BOX:

                         [ ] Preliminary Proxy Statement
        [ ] Confidential, for Use of the Commission Only (as permitted by
                                Rule 14a-6(e)(2))
                         [X] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
             [ ] Soliciting Material Pursuant to Section 240.14a-12

                        SUPERCONDUCTIVE COMPONENTS, INC.

                (Name of Registrant as Specified In Its Charter)
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                              [X] No fee required.
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)  Title of each class of securities to which transaction applies:

2)  Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)  Proposed maximum aggregate value of transaction:

5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount Previously Paid:

2)  Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

                        SUPERCONDUCTIVE COMPONENTS, INC.








                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   TO BE HELD

                                   MAY 9, 2002

                                       AND

                                 PROXY STATEMENT










================================================================================



                                    IMPORTANT

                      PLEASE MARK, SIGN AND DATE YOUR PROXY
                AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

                        SUPERCONDUCTIVE COMPONENTS, INC.
                             1145 Chesapeake Avenue
                              Columbus, Ohio 43212
                                 (614) 486-0261

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 9, 2002

                                                                  April 15, 2002


To Our Shareholders:

     The Annual Meeting of Shareholders of Superconductive Components, Inc. will be held at the Rose and Thistle, 1200 Chambers Road, Columbus, Ohio on Thursday, May 9, 2002, at 3:00 p.m., local time, for the following purposes:

     1. To elect four directors of the Company, each to serve for terms expiring at the next Annual Meeting of Shareholders.

     2. To approve and adopt an amendment to the Company's 1995 Stock Option Plan to increase the shares available for issuance under the plan from 600,000 shares to 900,000 shares.

     3. To transact any other business which may properly come before the meeting or any adjournment thereof.

     You will be most welcome at the annual meeting, and we hope you can attend. Directors and officers of the Company and representatives of its independent certified public accountants will be present to answer your questions and to discuss the Company's business.

     We urge you to execute and return the enclosed proxy as soon as possible so that your shares may be voted in accordance with your wishes. If you attend the annual meeting, you may cast your vote in person and your proxy will not be used. If your shares are held in account at a brokerage firm or bank, you must instruct them on how to vote your shares.

                                By Order of the Board of Directors,

                                Curtis A. Loveland
                                Secretary




        ---------------------------------------------------------------
                     PLEASE SIGN AND MAIL THE ENCLOSED PROXY
                          IN THE ACCOMPANYING ENVELOPE
               NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES
        ---------------------------------------------------------------

                        SUPERCONDUCTIVE COMPONENTS, INC.

                             1145 Chesapeake Avenue
                              Columbus, Ohio 43212

                          -----------------------------

                                 PROXY STATEMENT
                          -----------------------------


                         ANNUAL MEETING OF SHAREHOLDERS

                                   MAY 9, 2002
                          -----------------------------


     This proxy statement is furnished to the shareholders of Superconductive Components, Inc., an Ohio corporation (the "Company"), in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders to be held on May 9, 2002, and at any adjournment or postponement thereof (the "Annual Meeting"). The enclosed proxy is being solicited by the Company's Board of Directors. This proxy statement and the enclosed proxy will be first sent or given to the Company's shareholders on approximately April 15, 2002.

     The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Representatives of the Company may solicit proxies by mail, telegram, telephone, fax, or personal interview.

     The shares represented by the accompanying proxy will be voted as directed if the proxy is properly signed and received by the Company prior to the Annual Meeting. If no directions are made to the contrary, the proxy will be voted FOR each of the proposals set forth in the Notice of Annual Meeting of Shareholders. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by filing a written notice with the Secretary of the Company prior to the meeting. Shareholders who attend the meeting may vote in person and their proxies will not be used.

     Holders of record of our common stock, at the close of business on April 8, 2002, will be entitled to vote at the Annual Meeting. At that time, we had 1,823,256 shares of our common stock outstanding and entitled to vote. Each share of our common stock outstanding on the record date entitles the holder to one vote on each matter submitted at the Annual Meeting.

     The presence, in person or by proxy, of a majority of the outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers' shares in street name, sign and submit proxies for such shares and vote such shares on some matters, but not others. Typically, this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on "routine" matters, which typically include the election of directors.

     The election of the director nominees requires the favorable vote of a plurality of all votes cast by the holders of our common stock at a meeting at which a quorum is present. Proxies that are marked "Withhold Authority" and broker non-votes will not be counted toward such nominee's achievement of a plurality and thus will have no effect. Each other matter to be submitted to the shareholders for approval or ratification at the Annual Meeting requires the affirmative vote of the holders of a majority of our common stock present and entitled to vote on the matter. For purposes of determining the number of shares of our common stock voting on the matter, abstentions will be counted and will have the effect of a negative vote; broker non-votes will not be counted and thus will have no effect.

                              ELECTION OF DIRECTORS

     The Company's Restated Code of Regulations provides that the number of directors shall be fixed by the Board. The total number of authorized directors currently is fixed at eight. The nominees for director, if elected, will serve for one-year terms expiring at the next Annual Meeting of Shareholders.

     Robert J. Baker, Jr., Edward R. Funk, Daniel Rooney and Edward W. Ungar currently serve as directors of the Company and are being nominated by the Board of Directors for re-election as directors.

     It is intended that, unless otherwise directed, the shares represented by the enclosed proxy will be voted FOR the election of Messrs. Baker, Funk, Rooney and Ungar as directors. In the event that any nominee for director should become unavailable, the number of directors of the Company may be decreased pursuant to the Restated Code of Regulations or the Board of Directors may designate a substitute nominee, in which event the shares represented by the enclosed proxy will be voted for such substitute nominee.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR.

     The following table sets forth for each nominee for director of the Company, such person's name, age, and his position with the Company:



                NAME              AGE            POSITION
                ----              ---            --------

         Robert J. Baker, Jr.      61      Director

         Edward R. Funk            76      Chairman of the Board of Directors

         Daniel Rooney             48      President, Chief Executive Officer and Director

         Edward W. Ungar           65      Director



     Robert J. Baker, Jr., Ph.D., has served as a Director of the Company since 1992. Dr. Baker is the founder of Venture Resources International and the co-founder of Business Owners Consulting Group, which assist companies in the development of growth strategies, including marketing position and competitive strategies. Dr. Baker is currently a visiting member of the Capital University faculty serving the MBA program.

     Edward R. Funk, Sc.D., is a founder of the Company and served as President, Chief Executive Officer, Treasurer, and a Director of the Company since its inception in 1987 through March 2002. Dr. Funk continues to serve the Company as Chairman of the Board of Directors. Dr. Funk was the founder and was Chairman of the Board of Cross Medical Products, Inc. ("Cross"), a Columbus, Ohio publicly held company which manufactured electromechanical orthopedic devices and related medical products. Dr. Funk resigned as Chairman of Cross in May 1998, at which time Cross merged with Interpore International to form Interpore/Cross International. In 1970, Dr. Funk also founded Funk Metallurgical Corporation, a Columbus, Ohio corporation, and served as that company's President from its inception until June 1986 and as Chairman of the Board from its inception until the business was sold in September 1988. Dr. Funk also was a founder of Astro Metallurgical Corp. of Wooster, Ohio. Dr. Funk is the husband of Ingeborg V. Funk, a principal shareholder of the Company.

     Daniel Rooney has served as a Director of the Company since joining the Company in March 2002 as President and Chief Executive Officer. Prior to joining the Company, Mr. Rooney was General Manager for Johnson Matthey, Color and Coatings Division, Structural Ceramics Sector North America from 1994 to 2001. Prior to that, Mr. Rooney held various management positions at TAM Ceramics, Inc., a Cookson Group Company.

     Edward W. Ungar has been a Director of the Company since 1990. Mr. Ungar is the President and founder of Taratec Corporation, a technological consulting firm in Columbus, Ohio. Prior to forming Taratec Corporation in 1986, Mr. Ungar was an executive with Battelle Memorial Institute.


       INFORMATION CONCERNING THE BOARD OF DIRECTORS, EXECUTIVE OFFICERS,
                           AND PRINCIPAL SHAREHOLDERS

MEETINGS, COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company had a total of five meetings during the fiscal year ended December 31, 2001 ("fiscal 2001"). During fiscal 2001, each of the directors (except Mr. Rooney who joined the Company in March 2002) attended 75% or more of the total number of meetings of the Board of Directors. Directors who are employed by the Company receive no compensation for serving as directors.

     Non-employee directors receive the following annual compensation: (i) stock options with an exercise price equal to the fair market value of our common stock on the date of grant and a ten year term issued under the Company's 1995 Stock Option Plan; and (ii) reimbursement of reasonable out-of-pocket expenses.

     On October 22, 2001, Dr. Funk received the written resignations of Messrs. Gaines, Hackman, Loveland, Peitz and Washbush from the Board of Directors, as requested and in order to permit the Company to recruit a new president and chief executive officer who would serve on the Board of Directors as well as additional new Board members to be suggested by Dr. Funk, the new president and other Board members. The Board filled one of the vacancies created by these resignations with Mr. Rooney in March 2002. The remaining resigned Board positions will be maintained as vacancies for the time being and the exact number of Board positions will be determined by future action of the Board of Directors in accordance with Company's Restated Code of Regulations.

     The Company has no standing audit, compensation, nominating or other committees of the Board of Directors.

EXECUTIVE OFFICERS

     In addition to Dr. Funk and Mr. Rooney, the following persons are our executive officers:

     Gerald S. Blaskie, age 44, has served as the Company's Chief Financial Officer since April 2001. Prior to joining the Company, Mr. Blaskie was the Controller at Cable Inc. from 2000 to March 2001. From 1997 to 2000, he was the Plant Manager at Central Ohio Plastics Corporation, where he also served as Controller from 1993 to 1997.

     James R. Gaines, Jr., age 46, has served in various capacities with the Company since 1987 and now serves as Vice President and General Manager of the SCI Division of the Company. Mr. Gaines served as Director of the Company from June 1997 until October 2001. Prior to joining the Company, Mr. Gaines was in management at several small companies in cryogenics and other related fields for over ten years.

     Donald D. Raifsnider, age 53, has been with the Company since 1997, and has served as Vice President and General Manager of the TMI Division of the Company since 1999. Prior to joining the Company, Mr. Raifsnider's career encompassed Production and Material Management with Anchor Swan Corporation, along with Sales and Marketing management at Mirro Corporation and his own manufacturers representative organization.

     Suvankar Sengupta, Ph.D., age 36, has served as Chief Scientist of the Company since April, 1994. Prior to joining the Company, Dr. Sengupta was a Guest Graduate Student at the Argonne National Laboratory (1991-1994) and served as a Research Assistant at the Center of Materials Science and Engineering at the University of Notre Dame (1991-1994). Dr. Sengupta is the holder of three patents in the field of high temperature superconductor technology.

     Officers are elected annually by the Board of Directors and serve at its discretion.

FAMILY RELATIONSHIPS

         There are no family relationships among the directors and executive officers of the Company.

OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth, as of March 1, 2002, the beneficial ownership of our common stock by each of our directors and the Named Executive Officer, and by all directors and executive officers as a group.



                                                               NUMBER OF SHARES            PERCENTAGE OF
                  NAME OF BENEFICIAL OWNER(1)                BENEFICIALLY OWNED(2)            CLASS(3)
         ----------------------------------------------     ------------------------    ---------------------

         Edward R. Funk(4)                                            811,376                   38.7%
         Edward W.  Ungar(5)                                           14,050                     *
         Robert J. Baker, Jr.(6)                                       10,350                     *
         Daniel Rooney(7)                                              10,000                     *

         All directors and executive officers as                      973,998                   43.9%
         a group (8 persons)(8)


-------------------------

     (1) The address of Edward R. Funk and Daniel Rooney is c/o Superconductive Components, Inc., 1145 Chesapeake Avenue, Columbus, Ohio 43212. The address of Edward W. Ungar is c/o Taratec Corporation, 1251 Dublin Road, Columbus, Ohio 43215. The address of Robert J. Baker, Jr. is c/o Venture Resources International Inc., P.O. Box 307343, Gahanna, Ohio 43230-7343.

     (2) For purposes of the above table, a person is considered to "beneficially own" any shares with respect to which he exercises sole or shared voting or investment power or as to which he has the right to acquire the beneficial ownership within 60 days of March 1, 2002. Unless otherwise indicated, voting power and investment power are exercised solely by the person named above or shared with members of his or her household.

     (3) "Percentage of Class" is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on March 1, 2002, plus the number of shares such person has the right to acquire within 60 days of March 1, 2002. An "*" indicates less than 1%.

     (4) The number reported above includes 405,963 common shares held of record by Dr. Funk and Mrs. Funk, 31,926 common shares held of record by Dr. and Mrs. Funk as tenants in common; options, warrants and convertible Series A preferred stock for 275,883 common shares, which can be acquired by Dr. Funk and Mrs. Funk, under stock options, warrants and convertible Series A preferred stock exercisable within 60 days of March 1, 2002. This number also includes 97,604 common shares which are owned by Funk Metallurgical Corporation, a corporation wholly owned by Dr. and Mrs. Funk.

     (5) Includes 7,500 common shares, which can be acquired by Mr. Ungar under stock options exercisable within 60 days of March 1, 2002.

     (6) Includes 7,000 common shares, which can be acquired by Mr. Baker under stock options exercisable within 60 days of March 1, 2002.

     (7) Includes 10,000 common shares, which can be acquired by Mr. Rooney under stock options exercisable within 60 days of March 1, 2002.

     (8) Includes 391,883 vested options, warrants, subordinated debt, and Series A preferred stock which are exercisable within 60 days of March 1, 2002, for all directors and executive officers as a group.


OWNERSHIP OF COMMON STOCK BY PRINCIPAL SHAREHOLDERS

         The following table sets forth information as of March 1, 2002, (except as noted below), relating to the beneficial ownership of common stock by each person known by the Company to own beneficially more than 5% of the outstanding shares of common stock of the Company.



                                                               NUMBER OF SHARES            PERCENTAGE OF
                  NAME OF BENEFICIAL OWNER(1)                BENEFICIALLY OWNED(2)            CLASS(3)
         ----------------------------------------------     ------------------------    ---------------------

         Edward R. Funk(4)                                            811,376                   38.7%
         Ingeborg V. Funk(4)                                          811,376                   38.7%
         Curtis A. Loveland(5)                                        246,864                   13.5%
         Diego Ratti(6)                                               131,800                    7.2%
         Claudio Zampa                                                100,000                    5.5%
         Windcom Investments SA(7)                                    100,000                    5.5%


---------------------

     (1) The address of Edward R. Funk and Ingeborg V. Funk is c/o Superconductive Components, Inc., 1145 Chesapeake Avenue, Columbus, Ohio 43212. The address of Curtis A. Loveland is c/o Porter, Wright, Morris & Arthur LLP, 41 South High Street, Columbus, Ohio 43215. The address of Windcom Investments SA is Corso Elvezia 25, 6900 Lugan, CH. The address of Diego Ratti is Via Antonietti 7, 6900 Paradiso, Switzerland. The address of Claudio Zampa is Via Strada Regina N.3, 6900 Lugano.

     (2) For purposes of this table, a person is considered to "beneficially own" any shares with respect to which he exercises sole or shared voting or investment power or as to which he has the right to acquire the beneficial ownership within 60 days of March 1, 2002. Unless otherwise indicated, voting power and investment power are exercised solely by the person named above or shared with members of his or her household.

     (3) "Percentage of Class" is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on March 1, 2002, plus the number of shares such person has the right to acquire within 60 days of March 1, 2002.

     (4) The number reported above includes 405,963 common shares held of record by Dr. Funk and Mrs. Funk, 31,926 common shares held of record by Dr. and Mrs. Funk as tenants in common; options, warrants and convertible Series A preferred stock for 275,883 common shares, which can be acquired by Dr. Funk and Mrs. Funk, under stock options, warrants and convertible Series A preferred stock exercisable within 60 days of March 1, 2002. This number also includes 97,604 common shares which are owned by Funk Metallurgical Corporation, a corporation wholly owned by Dr. and Mrs. Funk.

     (5) Includes options to exercise 1,000 common shares of the Company. Also includes 245,664 shares which Mr. Loveland holds as trustee of generation-skipping irrevocable trusts established by Dr. and Mrs. Funk.

     (6) Based on the Schedule 13G/A of Mr. Diego Ratti filed with the Securities and Exchange Commission on February 6, 2002.

     (7) Dr. Karl Kohlbrenner, CEO of Windcom Investments SA, has voting and dispositive power over the shares on behalf of the company.

EXECUTIVE COMPENSATION

     The following summary compensation table sets forth information concerning the annual and long-term compensation earned by our chief executive officer (the "Named Executive Officer").




                           SUMMARY COMPENSATION TABLE



                                                     ANNUAL COMPENSATION         LONG-TERM COMPENSATION
                                                  --------------------------    --------------------------
                                                                                          AWARDS
                                                                                --------------------------
                                                                                 RESTRICTED    SECURITIES
                                                                                    STOCK      UNDERLYING      ALL OTHER
   NAME AND PRINCIPAL POSITION           YEAR          SALARY        BONUS          AWARD        OPTIONS     COMPENSATION
                                                        ($)           ($)            ($)           (#)            ($)
----------------------------------   -------------  -------------  -----------  ------------  ------------  ---------------

Edward R. Funk(1)                        2001         $ 50,000         --           --          15,000             --
President and Chief Executive            2000         $ 36,539         --           --          20,000             --
Officer                                  1999         $  5,538         --           --          10,000             --



------------------

(1) Dr. Funk resigned as President and Chief Executive Officer of the Company effective March 1, 2002.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning the grant of stock options to the Named Executive Officer for the fiscal year ended December 31, 2001. The Company did not grant any stock appreciation rights for the fiscal year 2001.


                                           NUMBER OF        % OF TOTAL OPTIONS
                                          SECURITIES            GRANTED TO
                                       UNDERLYING OPTIONS   EMPLOYEES IN FISCAL     EXERCISE PRICE
              NAME                        GRANTED (#)            YEAR(2)              ($/SHARE)     EXPIRATION DATE
         ------------------------------------------------------------------------------------------------------------
         Edward R. Funk                       10,000              15.2%                $ 1.30           4/2/11
                                               5,000               7.6%                $ 1.50         10/22/11


---------------------

(1) This table covers the period from January 1, 2001, to December 31, 2001.

(2) Percentage is based upon 65,750 options granted to employees in fiscal year 2001.

                 AGGREGATED OPTION/SAR EXERCISES IN FISCAL 2001
                      AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides certain information regarding the number and value of stock options held by our Named Executive Officer at December 31, 2001.


                                                           NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS AT FISCAL
                                                       OPTIONS AT FISCAL YEAR-END (#)            YEAR-END ($)(2)
                                                       ------------------------------     ------------------------------
                               SHARES
                              ACQUIRED
                                 ON         VALUE
                              EXERCISE    REALIZED
           NAME                  (#)        ($)(1)     EXERCISABLE    UNEXERCISABLE         EXERCISABLE   UNEXERCISABLE
----------------------------  ----------  -----------  ------------   --------------      -------------  ---------------

Edward R. Funk                   --          --             22,000           23,000            --               --



--------------------

     (1) If shares were acquired on exercise, the value realized would be calculated based on the number of shares exercised multiplied by the excess of the fair market value of a share of the Company's common stock on the date of exercise over the exercise price of the stock option.

     (2) Represents the total gain which would be realized if all in-the-money options held at year end were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the per share fair market value at year end ($0.90 at December 31, 2001). An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

COMPENSATION OF DIRECTORS

     The Company has no standard arrangement for the compensation of members of its Board of Directors. During fiscal year 2001, however, Messrs. Baker, Hackman, Loveland, Peitz, Washbush and Ungar received the following stock options for services performed as a director of the Company:

     o a non-statutory option to purchase 5,000 shares of common stock of the Company at an exercise price of $1.50 per share, granted on October 22, 2001.

These options become fully vested and exercisable one year from the grant date, and expire on the tenth anniversary of the grant date.


          APPROVAL OF AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN

     The Board of Directors has approved an amendment to the Company's 1995 Stock Option Plan (the "Plan"), subject to the approval of the amendment by the shareholders at the Annual Meeting, to increase the number of shares available for issuance under the Plan from 600,000 shares to 900,000 shares. Approval of the amendment requires the affirmative vote of the holders of a majority of the shares of the Company's common stock represented at the Annual Meeting. The following summary does not purport to be complete and is qualified in its entirety by the terms of the Fourth Amended and Restated 1995 Stock Option Plan, which is attached hereto as Appendix A.

PURPOSE OF THE 1995 STOCK OPTION PLAN

     The Company's Board of Directors believes that providing selected persons with an opportunity to invest in the Company will give them additional incentive to increase their efforts on behalf of the Company and will enable the Company to attract and retain the best available employees, officers, directors, consultants and advisors. The Company's Board of Directors has approved an amendment to the Plan to increase the number of shares of the Company's common stock reserved for issuance under the Plan from 600,000 shares to 900,000 shares.

     The Plan was adopted by our Board of Directors on September 12, 1995, and approved by shareholders on September 29, 1995. An amendment to the Plan to increase the number of shares of the Company's common stock available for issuance under the Plan from 100,000 shares to 150,000 shares was adopted by our Board of Directors on August 7, 1997, and approved by shareholders on September 8, 1997. On November 3, 1997, the Board of Directors amended the Plan to reprice all options previously granted under the Plan. The new exercise price for all previously granted options was set at $2.50 per share. This amendment did not require the approval of the Company's shareholders. On January 13, 1999, the Board of Directors adopted an amendment to the Plan to increase the number of shares available for issuance to 300,000 shares, and the shareholders approved the amendment on August 9, 1999. On November 8, 1999, an amendment to the Plan to increase the number of shares available for issuance to 600,000 was adopted by our Board of Directors, and approved by shareholders on August 22, 2000.

     The current proposed amendment to the Plan was adopted by the Company's Board of Directors on April 2, 2002. The stock options granted under the Plan may either meet the requirements of Section 422 ("Incentive Options") of the Internal Revenue Code of 1986, as amended (the "Code") or not meet such requirements ("Non-Statutory Options"). Key employees, officers, and directors of, and consultants and advisors who render services to, the Company are eligible to receive options under the Plan.

ADMINISTRATION OF THE 1995 STOCK OPTION PLAN

     The Plan is administered by the Company's Board of Directors; however, the Board may delegate all or any of its powers under the plan to a committee of the Board of Directors. Members of the Board of Directors are eligible to receive Non-Statutory Options, and typically are awarded options on an annual basis. See "Compensation of Directors" for information regarding options granted to the Board of Directors in the last fiscal year.

     With respect to all eligible persons, the Board of Directors is authorized to determine to whom and at what time awards may be granted. The Board of Directors also determines the number of shares subject to the option award, the duration of the option, the per share exercise price, the rate and manner of exercise, and whether the option is intended to be a Non-Statutory Option or an Incentive Option. An Incentive Option may not have an exercise price less than fair market value of the common stock on the date of grant or an exercise period that exceeds ten years from the date of grant and is subject to certain other limitations which allow the option holder to qualify for favorable tax treatment. None of these restrictions apply to the grant of Non-Statutory Options, which may have an exercise price less than the fair market value of the underlying common stock on the date of grant and may be exercisable for an indeterminate period of time.

     The exercise price of the option may be paid in cash or, with the consent of the Board of Directors, (i) with previously acquired shares of common stock valued at their fair market value on the date they are tendered, (ii) delivery of a full recourse promissory note for the portion of the option price that exceeds the par value of the shares, along with cash for the par value of the shares, or (iii) by any combination of the foregoing methods.

TERMINATION OF OPTIONS

     Any option granted under the Plan will terminate automatically (i) 30 days after an employee's termination of employment with the Company (other than by reason of death or disability or for cause), unless the option expires earlier by its terms, and (ii) one year after the employee's death or termination of employment by reason of disability, unless the option expires earlier by its terms. Options not exercisable as of the date of a change in control of the Company will become exercisable immediately as of such date. Options granted under the Plan are not transferable except by will or the laws of descent and distributions.


AMENDMENT

     The Board of Directors may terminate, amend or modify the Plan at any time provided that (a) no amendment may be made to the Plan which would cause the Incentive Options granted thereunder to fail to qualify as incentive stock options under the Code; and (b) any amendment which requires the approval of the shareholders of the Company under the Code or the regulations promulgated thereunder will be subject to such approval in accordance with the applicable law or regulations. With the consent of the optionee affected, the Board may amend outstanding options or related agreements in a manner not inconsistent with the Plan.

1995 STOCK OPTION PLAN TABLE

     As of March 1, 2002, options to purchase an aggregate of 578,300 shares of the Company's common stock (net of options canceled) had been granted pursuant to the Plan, options to purchase 30,000 shares had been exercised, options to purchase 548,300 shares remained outstanding, and only 21,700 shares remained available for future grant.

     As of March 1, 2002, the market value of all shares of the Company's common stock subject to outstanding options under the Plan and all of the Company's stock option plans were approximately $1,014,355 and $1,018,055, respectively (based upon the closing sale price per share of the Company's common stock as reported on the Nasdaq Over-The-Counter Bulletin Board on March 1, 2002). During the 2001 fiscal year, options covering 65,750 shares of the Company's common stock were granted to employees of the Company under the Plan. Shares underlying presently exercisable, but unexercised, options will constitute outstanding shares of the Company's common stock for purposes of calculating the Company's net income per share. The market value of the 900,000 shares of the Company's common stock to be subject to the Plan was approximately $1,665,000 as of March 1, 2002.

     The following table sets forth information regarding options granted as of March 1, 2002, under the Plan to (i) the Company's current directors, (ii) the Named Executive Officer, and (iii) all other persons known by the Company to have received 5% or more of the total number of options granted under the Plan:


                             NUMBER OF OPTIONS          AVERAGE EXERCISE PRICE
                             -----------------          ----------------------
            NAME                   GRANTED                     PER SHARE
            ----                   -------                     ---------


Robert J. Baker, Jr.                12,500                        $2.25
Edward R. Funk                      45,000                        $1.94
Ingeborg V. Funk(1)                 75,000                        $2.36
James R. Gaines, Jr.                65,000                        $2.48
Donald D. Raifsnider                55,000                        $2.31
Daniel Rooney                      100,000                        $1.50
Suvankar Sengupta                   51,400                        $2.29
Edward W. Ungar                     12,500                        $2.25

--------------------

(1) Mrs. Funk is the wife of Edward R. Funk, and served as Vice President of the Company from the Company's inception in 1987 until 2001, and as a Director of the Company from the Company's inception until December 1, 1993.

     Since adoption of the Plan: (i) all current executive officers, as a group, have been granted options under the Plan covering 341,400 shares of the Company's common stock, which represents approximately 59.0% of the total number of options granted under the Plan; (ii) all current directors who are not executive officers, as a group, have been granted options under the Plan covering 25,000 shares of the Company's common stock, which represents approximately 4.3% of the total number of options granted under the Plan; and
(iii) all current employees, excluding executive officers, as a group, have been granted options under the Plan covering 73,700 shares of the Company's common stock, which represents approximately 12.8% of the total number of options granted pursuant to the Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The Plan permits the granting of Incentive Options as well as Non-Statutory Options. Generally, no income is recognized when either type of option is granted to the optionholder, but the subsequent tax treatment differs widely.

     Non-Statutory Options. Generally, upon the exercise of a Non-Statutory Option, the excess of the fair market value of the shares on the date of exercise over the option price is ordinary income to the optionholder at the time of the exercise. The tax basis for the shares purchased is their fair market value on the date of exercise. Any gain or loss realized upon a later sale of the shares for an amount in excess of or less than their tax basis will be taxed as capital gain or loss, with the character of the gain or loss (short-term or long-term) depending upon how long the shares were held since exercise.

     Incentive Options. Generally, no regular taxable income is recognized upon the exercise of an Incentive Option. The tax basis of the shares acquired will be the exercise price. In order to receive this favorable treatment, shares acquired pursuant to the exercise of an Incentive Option may not be disposed of within two years after the date the option was granted, nor within one year after the exercise date (the "Holding Periods"). If the shares are sold before the end of the Holding Periods, the amount of that gain which equals the lesser of the difference between the fair market value on the exercise date and the option price or the difference between the sale price and the option price is taxed as ordinary income and the balance, if any, as short-term or long-term capital gain, depending upon how long the shares were held. If the Holding Periods are met, all gain or loss realized upon a later sale of the shares for an amount in excess of or less than their tax basis will be taxed as a long-term capital gain or loss.

     Alternative Minimum Tax. For purposes of determining the optionholder's alternative minimum taxable income subject to the alternative minimum tax, the exercise of an Incentive Option by an optionholder will result in the recognition of alternative minimum taxable income at the time of the exercise of the option in an amount equal to the excess of the fair market value of the shares on the exercise date over the option price. The alternative minimum tax is paid only if it exceeds an individual's regular tax. It is imposed at a rate of 26% on the first $175,000 of alternative minimum taxable income in excess of the applicable exemption amount and at a rate of 28% for any additional alternative minimum taxable income. The exemption amount is phased out for higher income taxpayers.

     Exercise with Previously-Owned Shares. All options granted under the Plan may be exercised with payment either in cash or, if authorized in its sole discretion by the Company's Board of Directors, in previously-owned shares of the Company common stock at their then fair market value, or in a combination of both. When previously-owned shares ("Old Shares") are used to purchase shares ("New Shares") upon the exercise of an Incentive Option or a Non-Statutory Option, no gain or loss is recognized by the optionholder to the extent that the total value of the Old Shares surrendered does not exceed the total value of all of the New Shares received. If, as would almost always be the case, the value of the New Shares exceeds the value of the Old Shares, the excess amount is not regular taxable income to the optionholder, if the option exercised is an Incentive Option and the Holding Periods discussed above are met for the Old Shares at the time of exercise. The New Shares would also be subject to the Holding Periods discussed above. On the other hand, if the option exercised is a Non-Statutory Option, the excess amount is taxable as ordinary income.

     The Company Deduction. No deduction is available to the Company in connection with the exercise of an Incentive Option if the Holding Periods discussed above are met. The Company, however, is entitled to a deduction in connection with the exercise of an Incentive Option if the Holding Periods discussed above are not met, in an amount equal to the ordinary income recognized by the optionholder (conditioned upon proper reporting and tax withholding and subject to possible deduction limitations). The Company is entitled to a tax deduction in connection with the exercise of a Non-Statutory Option equal to the ordinary income recognized by the optionholder (conditioned upon proper reporting and tax withholding and subject to possible deduction limitations).

     Section 162(m). Section 162(m) of the Internal Revenue Code does not permit the Company to deduct non-performance based compensation in excess of $1,000,000 per year paid to certain covered officers. The Company believes that compensation paid pursuant to the Plan should qualify as performance-based compensation and, therefore, Section 162(m) should not cause the Company to be denied a deduction for compensation paid to certain covered officers pursuant to the Plan.

     The affirmative vote of a majority of the votes entitled to be cast by the holders of the Company's common stock present in person or represented by proxy at the Annual Meeting is required to adopt the amendment to the 1995 Stock Option Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1995 STOCK OPTION PLAN. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR APPROVAL OF THE AMENDMENT TO THE PLAN.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

DIAMOND FIBER COMPOSITES, INC.

     The Company has trade and other receivables from Diamond Fiber Composites, Inc. ("DFC"), a company jointly owned by Dr. Funk and Peter Williams, who is not affiliated with the Company. DFC rents space from the Company and also uses utilities for which DFC is billed monthly. The Company has also supplied tools to DFC in the past. The Company has trade and other receivables due from DFC totaling $66,646 at December 31, 2001, of which $62,030 has been written off. The receivables relate to the sale of inventory, rent for warehouse space and reimbursement of expenses.

     Although the Company has not undertaken formal collection action against DFC to recover the outstanding receivables, it is working closely with DFC's management towards recouping these amounts. In January 1999, the Company's Board of Directors considered but rejected a possible stock purchase of DFC, and also considered but rejected bankruptcy action because such action was unlikely to result in the recovery of the amounts owed. The Board instead opted for a work out of the receivables. The Company anticipates that DFC will be able to make payments on the outstanding receivables in 2002 due to an increase in DFC's sales in the year 2001 and higher sales projections for the year 2002 (as compared to 2001), which increases have resulted from additional DFC customers.

ISSUANCE OF SUBORDINATED NOTES AND WARRANTS TO SHAREHOLDERS

     Through December 31, 1999, Dr. Funk had advanced the Company $256,125 and Mrs. Funk had advanced the Company $161,000. Effective December 31, 1999, the Company documented these loans through the issuance of ten-year subordinated promissory notes to Dr. and Mrs. Funk in the amounts of $256,125 and $161,000 respectively, which notes bore interest at a rate of 10% annually and were converted by Dr. and Mrs. Funk to common stock of the Company at the $2.50 per share conversion rate.

     On January 7, 2000, the Company issued common stock purchase warrants at $2.50 per share for 150,000 shares of common stock related to the subordinated notes payable to Dr. and Mrs. Funk. The warrants are 100% vested and expire ten years from the date of grant.

NOTES PAYABLE

     On February 28, 2000, Dr. Funk paid a bank note payable by the Company totaling $89,408, and the Company increased the amount of Dr. Funk's subordinated note payable in the same amount.

     Effective December 31, 2000, the Company converted accounts payable and accrued interest payable to Dr. and Mrs. Funk totaling $132,270 to a note payable to shareholders. The note provides for monthly payments of principal and interest of $2,000 per month for the period of February 1, 2001, through December 1, 2002, and thereafter, in monthly installments of $4,000 for principal and interest until the entire outstanding balance is paid in full. The note bears interest at prime, which was 4.75% at December 31, 2001.

CAPITAL LEASES

     In November 2001, the Company entered into an agreement with Dr. Funk for the Company's lease of certain equipment. The agreement expires in 2006, and requires the Company to make total minimum lease payments during the term of agreement of $74,940. The Company did not make any payments under the agreement in fiscal 2001.

LEGAL SERVICES

     Curtis A. Loveland is the Secretary of the Company and is the beneficial owner of greater than 5% of the outstanding common stock of the Company. Mr. Loveland is also a partner with Porter, Wright, Morris & Arthur LLP, the Company's legal counsel.

OTHER

     The Company has a note receivable from Mr. Raifsnider, who is the Vice President and General Manager of the TMI Division of the Company, in the amount of $11,683. The note bears interest at a rate of 8% per annum.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and greater than 10% shareholders to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission ("SEC"). Copies of the reports are required by SEC regulation to be furnished to the Company. Based on its review of such reports, the Company believes that all reporting persons complied with all filing requirements during the fiscal year ended December 31, 2001, except for a late Form 4 filing for Mr. Ungar.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company expects that Hausser + Taylor LLP, independent public accountants, will continue as auditors for the Company for the 2002 fiscal year. Hausser + Taylor LLP served as the independent auditors for the Company for the 2001 fiscal year and throughout the periods covered by the Company's financial statements. Representatives of Hausser + Taylor LLP are expected to attend the Annual Meeting of Shareholders in order to respond to questions from shareholders, and they will have the opportunity to make a statement.

     Hausser + Taylor LLP has a continuing relationship with American Express Tax and Business Services, Inc. ("TBS") from which it leases auditing staff who are full time, permanent employees of TBS and through which Hausser + Taylor LLP's partners provide non-audit services. As a result of this arrangement, Hausser + Taylor LLP has no full time employees, and, therefore, none of the audit services performed were provided by permanent full-time employees of Hausser + Taylor LLP. Hausser + Taylor LLP manages and supervises the audit and audit staff and is exclusively responsible for the opinion rendered in connection with its examination.


     Other services, which do not include Financial Information Systems Design and Implementation fees, have been provided by TBS.


  FEES OF THE INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001

AUDIT FEES

     The aggregate fees billed by Hausser + Taylor LLP for professional services for the audit of the Company's 2001 financial statements totaled $49,200.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The aggregate fees billed by Hausser + Taylor LLP for professional services for information and technology services relating to financial information systems design and implementation for the year ended December 31, 2001, were none.

ALL OTHER FEES

     The aggregate fees billed by Hausser + Taylor LLP for services rendered to the Company, other than the services described under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the year ended December 31, 2001, were $16,135. The Board of Directors has considered and determined that the rendering of such non-audit services by Hausser + Taylor LLP is compatible with maintaining the principal accountant's independence.


                  SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Each year the Board of Directors submits its nominations for election of directors at the annual meeting of shareholders. Other proposals may be submitted by the Board of Directors or the shareholders for inclusion in the proxy statement for action at the annual meeting. Any proposal submitted by a shareholder for inclusion in the proxy statement for the annual meeting of shareholders to be held in 2003 must be received by the Company (addressed to the attention of the Secretary) on or before December 16, 2002. Any shareholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation at our 2003 annual meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by the Company after March 1, 2003. To be submitted at the meeting, any such proposal must be a proper subject for shareholder action under the laws of the State of Ohio.

                              SOLICITATION EXPENSES

              The cost of this solicitation will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may solicit proxies personally or by telephone. The Company may request persons holding shares in their names for others to forward soliciting materials to their principals to obtain authorization for the execution of proxies, and the Company may reimburse such persons for their expenses in doing so.

                                  ANNUAL REPORT

         The Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2001, containing financial statements for such year and the signed opinion of Hausser + Taylor LLP, independent auditors, with respect to such financial statements, is being sent to shareholders concurrently with this proxy statement. The Annual Report is not to be regarded as proxy soliciting material, and management does not intend to ask, suggest or solicit any action from the shareholders with respect to such report.


                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the meeting, each of the persons named in the proxy intends to vote in accordance with his judgement on such matters.



                                       By Order of the Board of Directors

                                       Daniel Rooney
                                       President & Chief Executive Officer

                                                                      APPENDIX A

                        SUPERCONDUCTIVE COMPONENTS, INC.

               FOURTH AMENDED AND RESTATED 1995 STOCK OPTION PLAN
               --------------------------------------------------

         (AMENDED SEPTEMBER 8, 1997, AUGUST 9, 1999 AND AUGUST 22, 2000)

     1. PURPOSE. This plan (the "Plan") is intended as an incentive and to encourage stock ownership by certain key associates, officers, directors, consultants and advisers who render services to Superconductive Components, Inc., an Ohio corporation (the "Company"), and any current or future subsidiaries or parent of the Company (the "Company Group"), by the granting of stock options (the "Options") as provided herein. By encouraging such stock ownership, the Company seeks to attract, retain and motivate employees, officers, directors, consultants and advisers of training, experience and ability. The Options granted under the Plan may be either incentive stock options ("ISOs") which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not meet such requirements ("Non-statutory Options").

     2. EFFECTIVE DATE. The Plan shall become effective on September 29, 1995 (the "Effective Date").

     3. ADMINISTRATION.

        (a) The Plan shall be administered by the Board of Directors of the Company (the "Board"), which may, to the full extent permitted by law, delegate all or any of its powers under the Plan to a committee (the "Committee") which consists of not fewer than three members of the Board. If the Committee is so appointed and to the extent such powers are delegated, all references to the Board in the Plan shall mean and relate to the Committee.

        (b) Subject to the provisions of the Plan, the Board is authorized to establish, amend and rescind such rules and regulations as it may deem appropriate for its conduct and for the proper administration of the Plan, to make all determinations under and interpretations of, and to take such actions in connection with, the Plan or the Options granted thereunder as it may deem necessary or advisable. All actions taken by the Board under the Plan shall be final and binding on all persons. No member of the Board shall be liable for any action taken or determination made relating to the Plan, except for gross negligence or willful misconduct.

        (c) Each member of the Board shall be indemnified by the Company against costs, expenses and liabilities (other than amounts paid in settlements to which the Company does not consent, which consent shall not be unreasonably withheld) reasonably incurred by such member in connection with any action taken in relation to the Plan to which he or she may be a party by reason of service as a member of the Board, except in relation to matters as to which he or she shall be adjudged in such action to be personally guilty of gross negligence or willful misconduct in the performance of his or her duties. The foregoing right to indemnification shall be in addition to such other rights as the Board member may enjoy as a matter of law, by reason of insurance coverage of any kind, or otherwise.

     4. ELIGIBILITY.

        (a) ISOs and Non-statutory Options may be granted to such key associates of the Company Group, and Non-statutory Options only may be granted to directors who are not employees of and to consultants and advisers who render services to the Company Group, as the Board shall select from time to time (the "Optionees"). More than one Option may be granted to an individual under the Plan.

        (b) No ISO may be granted to an individual who, at the time an ISO is granted, is considered under Section 422(b)(6) of the Code to own stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its parent or any subsidiary corporation; provided, however, this restriction shall not apply if at the time such ISO is granted the option price per Share of such ISO shall be at least 110% of the fair market value of such Share, and such ISO by its terms is not exercisable after the expiration of five
                                      A-1
years from the date it is granted. This subparagraph 4(b) has no application to Options granted under the Plan as Non-statutory Options.


        (c) The aggregate fair market value (determined as of the date the ISO is granted) of Shares with respect to which ISOs are exercisable for the first time by any Optionee during any calendar year under the Plan or any other ISO plan of the Company or the Company Group may not exceed $100,000. If an ISO which exceeds the $100,000 limitation of this subparagraph 4(c) is granted, the portion of such Option which is exercisable for Shares in excess of the $100,000 limitation shall be treated as a Non-statutory Option pursuant to Section 422(d) of the Code. Except as otherwise expressly provided in the immediately preceding sentence, this subparagraph 4(c) has no application to Options granted under the Plan as Non-statutory Options.

     5. STOCK SUBJECT TO PLAN. The stock subject to Options under the Plan shall be shares of the common stock, no par value, of the Company ("Shares"). The Shares issued pursuant to Options granted under the Plan may be authorized and unissued Shares, Shares purchased on the open market or in a private transaction, or Shares held as treasury stock. The aggregate number of Shares reserved for options under the Plan shall be 900,000 subject to adjustment in accordance with the terms of paragraph 12 hereof. Any Shares subject to an option which for any reason expires or is terminated unexercised as to such Shares and any Shares reacquired by the Company pursuant to any forfeiture or any repurchase right hereunder may again be the subject of an Option under the Plan. The Board, in its sole discretion, may permit the exercise of any Option as to full Shares or fractional Shares. Proceeds from the sale of Shares under Options shall constitute general funds of the Company.

     6. TERMS AND CONDITIONS OF OPTIONS.

        (a) At the time of grant, the Board shall determine whether the Options granted are to be ISOs or Non-statutory Options and shall enter into stock option agreements with the recipients accordingly. All Options granted shall be authorized by the Board and, within a reasonable time after the date of grant, shall be evidenced by stock option agreements in writing ("Stock Option Agreements"), in such form and containing such terms and conditions not inconsistent with the provisions of this Plan as the Board shall from time to time determine. Any action under paragraph 12 may be reflected in an amendment to or restatement of such Stock Option Agreements.

        (b) The Board may grant Options having terms and provisions which vary from those specified in the Plan if such Options are granted in substitution for, or in connection with the assumption of, existing options granted by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company is a party.

     7. PRICE. The option price per Share (the "Option Price") of each Option granted under the Plan shall be determined by the Board; provided, however, the Option Price of each ISO granted under the Plan shall not be less than the fair market value (determined without regard to any restrictions other than a restriction which, by its terms, will never lapse) of a Share on the date of grant of such Option. An Option shall be considered granted on the date the Board acts to grant the Option or such later date as the Board shall specify.

     8. OPTION PERIOD. The period during which the Option may be exercised
(the "Option Period") shall be determined by the Board; provided, however, any ISO granted under the Plan shall have an Option Period which does not exceed 10 years from the date the ISO is granted.

     9. NON-TRANSFERABILITY OF OPTIONS. An Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by him or by his guardian or legal representative.

     10. EXERCISE OF OPTIONS.

        (a) Options granted hereunder will be exercisable upon the terms and conditions and in accordance with the vesting percentages determined by the Board in its sole discretion. Notwithstanding the foregoing or the terms and conditions of any Stock Option Agreement to the contrary, (i) in the event of the Optionee's termination of employment as specified in subparagraph 11(a), the Options shall be exercisable to the extent and for the period specified in subparagraph 11(a); (ii) in the event of the Optionee's termination of employment as a result of disability or death as specified in subparagraph 11(b), the Options shall be exercisable to the extent and for the period specified in subparagraph 11(b); (iii) in the event of a merger, reorganization or sale of all or substantially all of the assets of the Company as specified in subparagraph 12(c), the Options shall be exercisable to the extent and for the period specified in subparagraph 12(c); and (iv) in the event of a change in control, as defined herein, all Options held by Optionee shall become exercisable for the period specified in subparagraph 12(d).

        (b) An Option shall be exercisable only upon delivery of a written notice to the Board, any member of the Board, the Company's Treasurer, or any other officer of the Company designated by the Board to accept such notices on its behalf, specifying the number of Shares for which it is exercised.

        (c) Within five business days following the date of exercise of an Option, the Optionee or other person exercising the Option shall make full payment of the Option Price (i) in cash; (ii) with the consent of the Board, by tendering previously acquired Shares (valued at their fair market value as of the date of tender); (iii) with the consent of the Board, and to the extent permitted by applicable law, with a full recourse promissory note of the Optionee for the portion of the Option Price in excess of the par value of Shares subject to the Option, under terms and conditions determined by the Board and in cash for the par value of the Shares; or (iv) with the consent of the Board, any combination of (i), (ii), or (iii).

        (d) The Optionee or other person exercising such Option shall pay to the Company an amount equal to the withholding amount required to be made less any amount withheld by the Company under paragraph 16.

     If previously acquired Shares are to be used to pay the exercise price of an ISO, the Company prior to such payment must be furnished with evidence satisfactory to it that the acquisition of such Shares and their transfer in payment of the exercise price satisfy the requirements of Section 422 of the Code and other applicable laws.

     11. TERMINATION OF EMPLOYMENT.

        (a) Upon termination of an Optionee's employment with all of the members of the Company Group, other than termination of employment by reason of disability or death or for cause, the Optionee shall have 30 days after the date of termination of employment (but not later than the expiration date of the Stock Option Agreement) to exercise all Options held by him or her to the extent the same were exercisable on the date of termination; provided, however, if such termination is due to the Optionee's retirement with the consent of the Company, such Option shall then be exercisable to the extent of 100% of the Shares subject thereto. The Board shall determine in each case whether a termination of employment shall be considered a retirement with the consent of the Company and, subject to applicable law, whether a leave of absence shall be considered a termination of employment. The Board may cancel an Option during the 30-day period after termination of employment referred to in this paragraph if the Optionee engages in employment or activities contrary, in the sole opinion of the Board, to the best interests of the Company or any parent or subsidiary of the Company.

        (b) Upon termination of an Optionee's employment by reason of disability, as defined in subparagraph 25(a) of this Plan, or death, the Optionee or the Optionee's personal representative, or the person or persons to whom his or her rights under the Options pass by will or the laws of descent or distribution, shall have one year after the date of termination of employment by reason of disability or death (but not later than the expiration date of the Stock Option Agreement) to exercise all Options held by Optionee to the extent the same were exercisable on the date of the Optionee's termination of employment; provided, however, the Board may, but shall not be required to, permit, in its discretion, the exercise of all or any portion of any Option granted to such Optionee not otherwise exercisable.

        (c) Upon termination of an Optionee's employment for cause, as defined herein, all Options held by such Optionee shall terminate effective on the date of termination of employment.

     12. STOCK SPLITS; MERGERS; REORGANIZATIONS; SALE OF ASSETS.

        (a) In the event of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation or other change in the Company's capitalization, the aggregate number of Shares for which Options may be granted under this Plan, the number of Shares subject to outstanding Options and the Option Price of the Shares subject to outstanding Options shall be proportionately adjusted or substituted to reflect the same. The Board shall make such other adjustments to the Options, the provisions of the Plan and the Stock Option Agreements as may be appropriate and equitable, which adjustments may provide for the elimination of fractional Shares.

        (b) In the event of a change of the Common Stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of Shares which thereafter may be purchased pursuant to an Option under the Plan and the number and kind of Shares then subject to Options granted hereunder and the price per Share thereof shall be appropriately adjusted in such manner as the Board may deem equitable to prevent dilution or enlargement of the rights available or granted hereunder.

        (c) Except as otherwise determined by the Board, in the event of a merger or a similar reorganization which the Company does not survive (other than a merger or similar reorganization involving only a change in the state of incorporation or an internal reorganization not involving a change in control as defined herein), or a sale of all or substantially all of the assets of the Company, shall cause every Option hereunder to terminate, to the extent not then exercised, unless any surviving entity agrees to assume the obligations hereunder; provided, however, that, in the case of such a merger or similar reorganization, or such a sale of all or substantially all of the assets of the Company, if there is no such assumption, the Board may provide that some or all of the unexercised portion of any one or more of the outstanding Options shall be immediately exercisable and vested as of such date prior to such merger, similar reorganization or sale of assets as the Board determines.

        (d) If a change in control, as defined herein, occurs, all outstanding options granted under this Plan shall then be immediately exercisable to the extent of 100% of the Shares subject thereto notwithstanding any contrary waiting or vesting periods specified in this Plan or in any applicable Stock Option Agreement.

     13. RIGHTS AS SHAREHOLDER. The Optionee shall have no rights as a shareholder with respect to any Shares covered by an Option until the date of issuance of a stock certificate to the Optionee for such Shares.

     14. NO CONTRACT OF EMPLOYMENT. Nothing in the Plan or in any Option or Stock Option Agreement shall confer on any Optionee any right to continue in the employ or service of the Company Group or interfere with the right of the Company Group to terminate such Optionee's employment or other services at any time. The establishment of the Plan shall in no way, now or hereafter, reduce, enlarge or modify the employment relationship between the Company Group and the Optionee. Options granted under the Plan shall not be affected by any change of duties or position of the Optionee with the Company Group.

     15. AGREEMENTS AND REPRESENTATIONS OF OPTIONEES. As a condition to the exercise of an Option, the Board may, in its sole determination, require the Optionee to represent in writing that the Shares being purchased are being purchased only for investment and without any present intent at the time of the acquisition of such Shares to sell or otherwise dispose of the same.

     16. WITHHOLDING TAXES. The Company's obligation to deliver Shares upon exercise of an Option shall be subject to the Optionee's satisfaction of all applicable federal, state or local tax withholding obligations. The Company shall have the right to withhold from any salary, wages, or other compensation for services payable by the Company to or with respect to an Optionee, amounts sufficient to satisfy any federal, state or local withholding tax liability attributable to such Optionee's (or any beneficiary's or personal representative's) receipt or disposition of Shares purchased under any Option or to take any such other action as it deems necessary to enable it to satisfy any such tax withholding obligations. The Board, in its sole discretion, may permit Optionees to elect to have Shares that would be acquired upon exercise of Options (valued at their fair market value as of the date of exercise) withheld by the Company in satisfaction of such Optionees' withholding tax liabilities.

     17. EXCHANGES. The Board may permit the voluntary surrender of all or a portion of any Option granted under the Plan to be conditioned upon the granting to the Optionee of a new Option for the same or a different number of Shares as the Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Optionee. Subject to the provisions of the Plan, such new Option shall be exercisable at the same price, during such period and on such other terms and conditions as are specified by the Board at the time the new Option is granted. Upon surrender, the Options surrendered shall be cancelled and the Shares previously subject to them shall be available for the grant of other Options.

     18. REPURCHASE OF SHARES BY THE COMPANY. Any Shares purchased or acquired upon exercise of an Option may, in the sole discretion of the Board, be subject to repurchase by or forfeiture to the Company if and to the extent and at the repurchase price, if any, specifically set forth in the Stock Option Agreement pursuant to which the Shares were purchased or acquired. Certificates representing Shares subject to such repurchase or forfeiture may be subject to such escrow and stock legending provisions as may be set forth in the Stock Option Agreement pursuant to which the Shares were purchased or acquired.

     19. CONFIDENTIALITY AGREEMENTS. Upon the Company's request, each Optionee shall execute, prior to or contemporaneously with the grant of any Option hereunder, the Company's then standard form of agreement relating to nondisclosure of confidential information, noncompetition and/or assignment of inventions and related matters.

     20. COMPLIANCE WITH LAWS AND REGULATIONS. The Plan, the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver the Shares under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. Options issued under the Plan shall not be exercisable prior to (i) the date upon which the Company shall have registered the Shares for which Options may be issued hereunder under the l933 Act, and
(ii) the completion of any registration or qualification of such Shares under state law, or any ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable in connection therewith, or alternatively, unless the Company shall have received an opinion from counsel to the Company stating that the exercise of such Options may be effected without registering the Shares subject to such Options under the l933 Act, or under state or other law.

     21. ASSUMPTION. The Plan may be assumed by the successors and assigns of the Company.

     22. EXPENSES. All expenses and costs in connection with administration of the Plan shall be borne by the Company.

     23. AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN. The Board may terminate, amend or modify the Plan at any time without further action on the part of the shareholders of the Company; provided, however, that (a) in no event shall any amendment be made to the Plan which would cause the ISOs granted hereunder to fail to qualify as incentive stock options under the Code; and (b) any amendment to the Plan which requires the approval of the shareholders of the Company under the Code or the regulations promulgated thereunder shall be subject to approval by the shareholders of the Company in accordance with the Code or such regulations.

     With the consent of the Optionee affected, the Board may amend outstanding Options or related agreements in a manner not inconsistent with the Plan. The Board shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding ISO's granted under the Plan to the extent necessary to qualify any or all such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code.

     24. LIMITATION OF LIABILITY. The liability of the Company under this Plan or in connection with any exercise of an Option is limited to the obligations expressly set forth in the Plan and in any Stock Option Agreements, and no term or provision of this Plan or of any Stock Option Agreements shall be construed to impose any further or additional duties, obligations or costs on the Company not expressly set forth in the Plan or the Stock Option Agreements.

     25. DEFINITIONS.

         (a) Disability. "Disability," as used herein, shall mean a physical or mental condition resulting from bodily injury, disease, or mental disorder which renders the Optionee incapable of continuing the Optionee's usual and customary employment or service with the Company Group.

         (b) Fair Market Value. If the Shares are publicly traded, the term "fair market value" as used in this Plan shall mean (a) the closing price quoted in the NASDAQ National Market System, if the shares are so quoted, (b) the last quote reported by NASDAQ for small-cap issues, if the shares are so quoted, (c) the mean between the bid and asked prices as reported by NASDAQ, if the Shares are so quoted, or (d) if the Shares are listed on a securities exchange, the closing price at which the Shares are quoted on such exchange, in each case at the close of the date immediately before the Option is granted or, if there be no quotation or sale on that date, the next previous date on which the Shares were quoted or traded. In all other cases, the fair market value shall be determined by and in accordance with procedures established in good faith by the Board and with respect to ISOs, conforming to regulations issued by the Internal Revenue Service regarding incentive stock options.

         (c) Key Associates. The term "key associates" shall include those executive, administrative, operational and managerial employees who are determined by the Board to be eligible for Options under the Plan.

         (d) Parent and Subsidiary. The terms "subsidiary" and "parent" as used in the Plan shall have the respective meanings set forth in sections 424(f) and
(e) of the Code.

         (e) Termination For Cause. The term "termination of employment for cause" shall mean termination of employment for (a) the commission of an act of dishonesty, including but not limited to misappropriation of funds or property of the Company; (b) the engagement in activities or conduct injurious to the reputation of the Company; (c) the conviction or entry of a guilty or no contest plea to a misdemeanor involving an act of moral turpitude or a felony; (d) the violation of any of the terms and conditions of any written agreement the Optionee may have from time to time with the Company Group (following 30 days' written notice from the Company specifying the violation and the employee's failure to cure such violation within such 30-day period); or (e) any refusal to comply with the written directives, policies or regulations established from time to time by the Board or the person to whom the Optionee reports.

         (f) Change In Control. A "change in control" shall be deemed to have taken place if, as a result of a tender offer, merger, consolidation, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or of any successor to the Company; provided, however, that any Transaction shall not be deemed to be a change in control if the Transaction causing such change shall have been approved by the affirmative vote of at least a majority of the members of the Board of Directors of the Company in office immediately prior to the change in control.

                        SUPERCONDUCTIVE COMPONENTS, INC.
                  1145 CHESAPEAKE AVENUE, COLUMBUS, OHIO 43212

                     --------------------------------------

             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - MAY 9, 2002

    The undersigned shareholder of Superconductive Components, Inc. (the "Company") hereby appoints Daniel Rooney, Edward R. Funk and Curtis A. Loveland, or any one of them, as attorneys and proxies with full power of substitution to each, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Rose and Thistle, 1200 Chambers Road, Columbus, Ohio, on Thursday, May 9, 2002, at 3:00 p.m. local time, and at any adjournment or adjournments thereof, with all of the powers such undersigned shareholder would have if personally present, for the following purposes:

    1.  Election of Directors

        [ ] FOR ALL NOMINEES LISTED BELOW (EXCEPT AS MARKED TO THE CONTRARY).

        [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES BELOW.

            Robert J. Baker, Jr   Edward R. Funk  Daniel Rooney  Edward W. Ungar

            (INSTRUCTIONS: Do not check "WITHHOLD AUTHORITY" to vote for only a certain individual nominee. To withhold authority to vote for any individual nominee, strike a line through the nominee's name and check "FOR").

    2. To approve and adopt and amendment to the Company's 1995 Stock Option Plan to increase the number of shares available for issuance under the plan from 600,000 shares to 900,000 shares.

                      [ ] FOR
                      [ ] AGAINST
                      [ ] ABSTAIN

    3. To transact any other business which may properly come before the annual meeting or any adjournment thereof.

     (Continued and to be signed on other side.)(Continued from other side.)

    The undersigned gives unto said attorneys and proxies, or substitutes, full power and authority to do whatsoever in their opinions may be necessary or proper to be done in the exercise of the power hereby conferred, including the right to vote for any adjournment, hereby ratifying all that said attorneys and proxies, or substitutes, may lawfully do or cause to be done by virtue hereof. Any of the said attorneys and proxies, or substitutes, who shall be present and shall act at the meeting shall have and may exercise all powers of said attorneys and proxies hereunder.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated April 15, 2002, and the proxy statement of the Company furnished therewith. Any proxy heretofore given to vote said shares is hereby revoked.

    PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IN THE ENCLOSED ENVELOPE.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                            Dated:                                        , 2002
                                   --------------------------------------


                                   ---------------------------------------------
                                                 (Signature)


                                   ---------------------------------------------
                                                 (Signature)


                                   SIGNATURE(S) SHALL AGREE WITH THE NAME(S)
                                   PRINTED ON THIS PROXY. IF SHARES ARE
                                   REGISTERED IN TWO NAMES, BOTH SHAREHOLDERS
                                   SHOULD SIGN THIS PROXY. IF SIGNING AS
                                   ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH.